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URBAN ONE, INC.
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
PLEASE NOTE THAT THE 2026 ANNUAL STOCKHOLDERS MEETING WILL BE TELEPHONIC WITH NO PHYSICAL LOCATION. THE 2026 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-888-596-4144 AND ENTERING THE ACCESS CODE 2605956 AT THE PROMPT.

April 28, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 annual meeting of stockholders of Urban One, Inc. (“Urban One”), to be held on June 11, 2026 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2026 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2605956 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2026 annual meeting will be available from 1:30 p.m. EDT June 11, 2026 until 11:59 p.m. EDT June 18, 2026. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2605956. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2026 annual meeting.

Prior to the meeting, the Class A and Class B stockholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Urban One’s Annual Report on Form 10-K for the year ended December 31, 2025, and, if you are a holder of Class A or Class B common stock, a proxy card.

If you are a Class A or Class B stockholder, it is important that your shares be represented and voted at the meeting. Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Online voting is available at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

We look forward to your telephonic attendance at the annual meeting.

Sincerely,

Alfred C. Liggins, III
Chief Executive Officer

URBAN ONE, INC.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
__________________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
at 9:30 a.m.
THE ANNUAL MEETING WILL BE HELD VIRTUALLY.

THERE WILL NOT BE A PHYSICAL LOCATION FOR THE ANNUAL MEETING.
THE 2026 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-888-596-4144 AND
ENTERING THE ACCESS CODE 2605956 AT THE PROMPT.

NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders of Urban One, Inc., a Delaware corporation (“Urban One”), will be held on June 11, 2026 at 9:30 a.m. Eastern Time. There will not be a physical location for the Annual Meeting. The 2026 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2605956 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2026 annual meeting will be available from 1:30 p.m. EDT June 11, 2026 until 11:59 p.m. EDT June 18, 2026. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2605956. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2026 annual meeting.

The 2026 annual meeting of the stockholders is being held to consider and act upon the following matters:

1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

2.The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, and B. Doyle Mitchell, Jr. as directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

3.To approve the Urban One, Inc. 2026 Equity and Performance Incentive Plan.

4.The ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2026.

5.The transaction of such other business as may properly come before the 2026 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2026 annual meeting.

The Board of Directors Unanimously recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3 and 4 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on April 13, 2026 will be entitled to vote at the 2026 annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the 2026 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Urban One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910. If you wish to view the list of stockholders, please contact Karen Wishart, Urban One’s Assistant Secretary, at (301) 429-3200.

We hope that you will be able to attend the 2026 annual meeting telephonically. However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Dated: April 28, 2026

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of Urban One, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company's future operations and financial results, industry-leading status and strengthening of its executive compensation program. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A and/or Class D common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company's reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item lA. Risk Factors” of Urban One, Inc.’s Annual Reports on Form 10-K and “Part II, Item lA. Risk Factors” of Urban One, Inc.’s Quarterly Reports on Form10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q:Why did I receive this proxy statement?
You received this proxy statement because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on June 11, 2026 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2026 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2605956 at the prompt. A replay of the 2026 annual meeting will be available from 1:30 p.m. EDT June 11, 2026 until 11:59 p.m. EDT June 18, 2026. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2605956. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, are first being mailed or otherwise made available on or about April 28, 2026 to stockholders of record at the close of business on April 13, 2026.
Q:What am I voting on?
You are being asked to consider and vote on the following:
1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);
2.The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong and B. Doyle Mitchell, Jr. as directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);
3.To approve the Urban One, Inc. 2026 Equity and Performance Incentive Plan (Proposal 3);
4.The ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2026 (Proposal 4); and
5. The transaction of such other business as may properly come before the 2026 annual meeting or any adjournment thereof.
No matters other than those referred to above are presently scheduled to be considered at the meeting.
Q:Who is entitled to vote?
Stockholders of record of Class A and Class B common stock at the close of business on April 13, 2026, the record date, will be entitled to vote at the meeting. As of April 13, 2026, there were 615,000 shares of Class A common stock and 286,183 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote, and each share of Class B common stock is entitled to ten non-cumulative votes.
Q:What is a stockholder of record and what is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:How do I vote?

You may attend the meeting telephonically and you can vote by proxy, internet, or phone. To vote by proxy, sign, and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•Proxies received from the holders of Class A common stock will be voted FOR:

All of the nominees for Class A directors (for which holders of Class B common stock are not eligible to vote).

•Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

i.All of the other nominees for director;

ii.Approval of the Urban One, Inc. 2026 Equity and Performance Incentive Plan;

iii.Ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2026; and

iv.At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Online voting is available at www.proxyvote.com. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy. The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention: Karen Wishart. If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.
Q:What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q:What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our stockholders, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. Members of our Board of Directors are elected by a plurality of votes cast. This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on April 13, 2026, there were 615,000 outstanding shares of our Class A common stock and 286,183 outstanding shares of our Class B common stock. Accordingly, a total of 3,476,830 votes may be cast at the meeting. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Urban One voting common stock have been voted prior to the meeting or are present at the meeting by proxy. A quorum is necessary to take action at the meeting. Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum. A broker non-vote occurs when a nominee, who holds shares for a beneficial owner, does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is not present, the stockholders present by proxy may adjourn the meeting to another time or place. Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for approval of the Urban One, Inc.2026 Equity and Performance Incentive Plan; and

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm.

Q:How do our officers and directors intend to vote?

We have been advised by various members of management and the Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 139,239 shares of Class A common stock and 286,183 shares of Class B common stock (together representing approximately 86.32% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting. Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the board and Secretary, and Alfred C. Liggins, III, our CEO and President. Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 86.29% of the votes possible.

Q:What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors; or

•Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm (Proposal No. 4) is considered a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.

Q:Who can attend the Annual Meeting?

All stockholders as of April 13, 2026 can attend telephonically.

Q:Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers, and employees of Urban One may also solicit proxies by telephone, facsimile, or telegram. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.

Q:Who will count the votes?

Votes cast by proxy or prior to the meeting will be tabulated by the inspector of election appointed for the meeting.

Q:Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.
Q:Will all subsequent annual meetings be held telephonically, virtually or otherwise without a physical meeting?

Urban One has not made a determination to hold all future stockholder meetings telephonically, virtually or without physical location. While Urban One has made no determinations with respect to future meetings, Urban One reserves the right to hold telephonic or virtual meetings in accordance with applicable law and as other circumstances may dictate.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2026 annual meeting to serve until the 2027 annual meeting. The two nominees for Class A directors are Terry L. Jones and Brian W. McNeill. Each of them is an incumbent director. Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the Board of Directors. Following is certain biographical information about the nominees for Class A director.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 79
Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the Board of Directors for several Syncom portfolio companies, including Urban One, Inc. He formerly served on the board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Master of Business Administration from Harvard University. During the last ten years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc. He currently serves on the Board of Directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Urban One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation, and corporate finance.

Brian W. McNeill Director since 1995 Age: 70	Mr. McNeill is a founder and Managing General Partner of Alta Communications. He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses. Over the last five years, Mr. McNeill has served on the Board of Directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC, and NextMedia Investors LLC. He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston. He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross. Mr. McNeill’s qualifications to serve as a director include his knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance. His service on the boards of directors of various other media companies is also beneficial to Urban One.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Four other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2027 annual meeting. The four nominees for Class B directors are Catherine L. Hughes, Alfred C. Liggins, III, B. Doyle Mitchell, Jr., and D. Geoffrey Armstrong. Each of the nominees is an incumbent director. Mr. Mitchell and Mr. Armstrong also qualify as independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, the four persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote. There is no cumulative voting for the Board of Directors. The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 79 Class B Director	Ms. Hughes has been Chairperson of the Board and Secretary of Urban One since 1980 and was Chief Executive Officer of Urban One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Urban One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Urban One’s Chief Executive Officer, Treasurer, President, and a Director. Over the last ten years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc., and Piney Woods High School. During that period, she also sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company. Ms. Hughes’ qualifications to serve as a director include her being the founder of Urban One, her over 30 years of operational experience with the Company and her unique status within the African American community. Her service on other boards of directors and advisory boards is also beneficial to Urban One.

Alfred C. Liggins, III Chief Executive Officer, President, and Treasurer Director since 1989 Age: 61 Class B Director	Mr. Liggins has been Chief Executive Officer (“CEO”) of Urban One since 1997 and President since 1989. Mr. Liggins joined Urban One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Urban One’s Washington, DC operations. After becoming President, Mr. Liggins engineered Urban One’s expansion into new markets. Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program. Mr. Liggins is the son of Ms. Hughes, Urban One’s Chairperson, Secretary, and a Director. Over the last ten years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters, and the National Association of Broadcasters. Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including his nationally recognized expertise in the entertainment and media industries.

B. Doyle Mitchell, Jr. Director since 2020 Age: 65 Class B Director
Mr. Mitchell is President and CEO of Industrial Bank, N.A., headquartered in Washington, DC. He was elected to the Board of Directors of Industrial Bank, N.A. in 1990 and has been President since 1993. Mr. Mitchell previously served on Urban One’s Board from 2008 to 2011, and he currently serves on several boards including the board of the National Bankers Association, which represents the nation’s minority banks. Mr. Mitchell served two consecutive terms as Chairperson of the NBA board and continues to serve as Treasurer. Mr. Mitchell also serves on the Independent Community Bankers of America Legislative Issues Committee, and he is a former member of the ICBA Safety and Soundness Committee. Mr. Mitchell’s qualifications to serve as a director include his prior knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance.

D. Geoffrey Armstrong Director since 2001 Age: 69 Class B Director
Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director of Nextstar Media Group, Inc. since 2003. Mr. Armstrong has also served on the Board of Directors of SFXii Entertainment, Capstar Broadcasting Corporation, AMFM and SFX Broadcasting. Mr. Armstrong brings to Urban One’s Board of Directors his extensive experience as the Chief Executive Officer of several publicly traded companies in the broadcast and communications industry, as well as a member of the audit committee of several publicly traded companies. His service on the boards of public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Other Director in Proposal 2.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The Board of Directors is currently comprised of six members, four of whom are neither officers nor employees of Urban One. During the year ended December 31, 2025, the Board of Directors was comprised of six members, four of whom were neither officers nor employees of Urban One. The Board held two meetings during the calendar year ended December 31, 2025, and acted three times by unanimous written consent. All six members of the Board of Directors, including each of the current six directors who are currently standing for election, attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served. It is the policy of the Company that all members of the Board of Directors attend annual meetings of the stockholders. All of the directors attended the 2025 annual meeting of the stockholders of the Company.
Controlled Company Exemption
We are a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President. See “Security Ownership of Beneficial Owners and Management” below. Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Board Leadership Structure
Ms. Hughes has been Chairperson of the Board of Directors since 1980. Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the Board and CEO have been separated. We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the Board of Directors. By having Ms. Hughes serve as Chairperson of the Board, Mr. Liggins is better able to focus on running the day-to-day operations of the Company. Bifurcating the roles enables non-management Directors to raise issues and concerns for Board consideration without immediately involving the CEO. The Chairperson or lead Director also serves as a liaison between the Board and senior management and also provides further vision as to the strategic direction of the Company. Finally, the Board has a third leadership position in the Chairpersons of our Audit Committee. As discussed below, our Audit Committee is comprised of three independent directors. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Urban One and for the Company’s risk management. The Chair of the Audit Committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.
The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company, and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.
Communication with the Board
Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to Urban One’s Assistant Secretary at the following address:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Urban One’s Board of Directors. Each communication intended for Urban One’s Board of Directors and received by the Assistant Secretary that is related to the operation of Urban One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors
The board has a standing audit committee, compensation committee and nominating committee.
Audit Committee
The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill, Terry L. Jones, and B. Doyle Mitchell, Jr., each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market. Each of the audit committee members is an “independent director,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that each of Mr. Armstrong, Mr. McNeill, Mr. Jones and Mr. Mitchell qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933. The board has adopted a written audit committee charter, which is available on our website at https://urban1.com/urban-one-investor-relations/. The audit committee met five times during the calendar year ended December 31, 2025.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Urban One, and as part of this responsibility the audit committee:

•selects our independent registered public accounting firm;

•reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;

•reviews the scope and results of the annual audit;

•reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;

•reviews the performance and fees of our independent registered public accounting firm;

•reviews the independence of our independent registered public accounting firm;

•reviews the audit committee charter; and

•reviews related party transactions, if any.

The audit committee also oversees Urban One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

Compensation Committee

Our compensation committee consists of Terry L. Jones, D. Geoffrey Armstrong, and Brian W. McNeill. The compensation committee did not meet during the calendar year ended December 31, 2025, but did act three times by written consent. The board has adopted a revised written compensation committee charter. The functions of the compensation committee include:

•reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock options or restricted stock grants;

•establishing and reviewing policies regarding executive officer compensation and perquisites; and

•performing such other duties as shall from time to time be delegated by the board.
Nominating Committee
Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee acted once by written consent during the calendar year ended December 31, 2025. The nominating committee does not have a charter.
The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the Board of Directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, gender identification, skill sets and industry insight particularly as the Company diversifies its business. Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the board. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the 2026 annual meeting.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market. The code of ethics is available on our website, www.urban1.com or can be obtained without charge by written request to Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910. We do not anticipate making material amendments to or waivers from the provisions of the code of ethics. If we make any material amendments to our code of ethics, or if our Board of Directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.
Environmental
Within our operations, we strive toward our commitment to sustainability through building efficiency measures, use of environmentally friendly supplies, office recycling programs, and sustainable business practices at our consumer-facing events. In addition, the Company actively strives to reduce energy consumption and waste.

Diversity and Inclusion
As a business founded by an African-American woman, diversity and inclusion is engrained in our corporate history. Our Board of Directors is diverse; Catherine L. Hughes, our Founder and Chairperson, is an African-American woman, and 4 of our 5 directors are minorities. Our President and Chief Executive Officer, Alfred C. Liggins, III is an African-American male, as is our Senior Vice President and General Counsel, Kristopher Simpson. Further, Karen Wishart, our Executive Vice President and Chief Administrative Officer, is an African-American woman, as is Michelle Rice, President of TV ONE. Additionally, as of December 31, 2025, 74% of our employees were racially diverse, and 46% of our employees were women. We are proud that our organization is governed and propelled by such a diverse group of individuals, which we believe contributes to our Company’s success now, and in the long-term.

Our senior leadership team has introduced various initiatives to ensure that our Company remains inclusive and supportive for all, including:

•Conducting regular workplace training, which includes focuses on unconscious bias, discrimination and harassment; and

•Leveraging a diverse slate of candidates for all job vacancies, including senior leadership.
Corporate Citizenship
The following Report on Corporate Citizenship at Urban One shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.
While the Company’s national presence through its on-air radio, television and digital talent is undeniable, our focus on corporate citizenship and local community impact is one of our most notable accomplishments. Following the model established by Cathy Hughes, the Company maintains a philanthropic footprint for each community served within its various markets. We maintain a strong focus on the local communities that we serve. Our on-air talent and staff are vested in providing information resources and solutions to the community. We actively engage with a myriad of community partners’ help to provide career fairs, food drives, back to school programs, voter registration drives, health fairs, and other worthwhile initiatives as part of the Company’s community service efforts. From employment assistance and financial literacy to educational services and voter registration, they seek to make a difference each day, hosting ongoing events throughout the year.
Specific examples during the 2025 and 2026 calendar years of corporate citizenship include:

•Urban One has teamed up with the L.A. Sentinel and the Brotherhood Crusade to launch a fund to support victims of the 2025 Los Angeles Wildfires.
•The Annual “Urban Radio Cares for St. Jude Kids” fundraising broadcast to support patients battling cancer and other life-threatening diseases at St. Jude Children’s Research Hospital.
•Radio One Baltimore participated in the 2025 AFRAM Festival – Baltimore’s festival celebrating African American music and culture that has been a regional tradition for more than 30 years.
•    Radio One Baltimore participated in the Baltimore City Black History Month Parade on February 16, 2026, alongside Mayor Brandon Scott, city officials, residents, and cultural leaders in a walk to honor the legacy of iconic figures who have shaped our nation.
•    Radio One Charlotte hosted and supported Animal Care & Control’s Steps for Shelter Pets event in 2025, a meaningful walk designed to raise awareness and critical support for animals in the care of the city.
•    Radio One Charlotte supported the 32nd Annual MLK Holiday Breakfast in 2026, an event hosted by the YMCA of Greater Charlotte that brings together over 1,500 community members, leaders, and partners to reflect on the vision and life of Dr. Martin Luther King, Jr.

•    Radio One Cincinnati hosted their annual “Stuff the Bus” food drive, collecting and donating non-perishable food items throughout the month of November for families in need during the holiday season.
•    Radio One Cincinnati will host its annual Back to School Bash, a school supply donation drive for students in need, in August of 2026.
•    Radio One Cleveland hosted its “A Good Thanksgiving” turkey drive in November of 2025, giving away free turkeys to members of the local community.
•    Radio One Cleveland participated in its annual “Do Something Day” on Martin Luther King Day in 2026, with its radio personalities volunteering at a local assisted living facility.
•    Radio One Columbus participated in “Skate and Treat,” a free event for families that serves as a safe alternative to trick-or-treating, featuring games, music, educational resources, and concessions.
•    Radio One Columbus supported the “Black Santa Kappa Alpha Psi Toy Giveaway,” partnering with the Kappa Alpha Psi fraternity to distribute over 1,000 toys along with food and other services to families in the Columbus area.
•    Radio One Dallas supported Project Alpha, an event put on by the Alpha Phi Alpha fraternity that provides education regarding topics such as responsibility, relationships, and teen pregnancy for attendees aged 12-18.
•    Radio One Dallas hosted its “Stuff the Bus” event, in which food and toys are collected and donated to families in need ahead of the Christmas holidays.
•    Radio One D.C. supported the Lethal Shooter All-American Basketball Game, in which viral celebrity basketball shooting coach Lethal Shooter hosted a game to showcase the top players in Prince George’s County and fundraise for a nonprofit cause.
•    Radio One D.C. supported the Anacostia Literacy Night, a community event in which Anacostia High School gives away books, shares reading
•    Radio One Houston supported Bañuelos Elementary School’s “Careers on Wheels” event, which helps students explore career pathways by showcasing the vehicles and equipment different businesses and organizations use in their daily work.
•    Radio One Houston hosted its “93Q Heroes Breakfast”, cooking and serving breakfast for local first responders.
•    Radio One Indianapolis supported the Indianapolis Urban League Food Distribution, which provides drive-thru distributions of fresh groceries to members of the community on a monthly basis.
•    Radio One Indianapolis will support Franciscan Health’s Movember event in November of 2026, in which local men may attend and receive health screenings while enjoying football, refreshments, and raffles.
•    Radio One Raleigh supported the Sisters Network’s Gift for Life Blockwalk, which aims to fundraise for women across North Carolina treating and seeking preventative care for breast cancer.
•    Radio One Raleigh supported the John Wall Family Foundation’s Annual Back-to-School Giveaway, which aims to provide free backpacks, school supplies, haircuts, and lunch backs to K-12 students.
•    Radio One Richmond participated in “Jubilation in June,” Richmond’s annual Juneteenth celebration hosted by the city’s Department of Parks, Recreation, and Community Facilities.

Stockholder Submissions
For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Urban One’s Assistant Secretary. To make a recommendation for director nomination in advance of the 2026 annual meeting of Urban One, a stockholder must notify Urban One’s Assistant Secretary in writing no later than December 31, 2025, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2026 annual meeting of stockholders. Notices should be sent to:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.
EXECUTIVE OFFICERS
In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 61	Mr. Thompson has been Chief Financial Officer (“CFO”) of Urban One since February 2008. Mr. Thompson joined the Company in October 2007 as the Company’s Executive Vice President of Business Development. Prior to working with the Company, Mr. Thompson spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO. Prior to that he spent four years working in public accounting at KPMG in London, where he qualified as a Chartered Accountant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 13, 2026 by:

•each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•each of the current executive officers named in the Summary Compensation Table;

•each of our directors and nominees for director; and

•all of our directors and executive officers as a group.
In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended. Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of April 13, 2026.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Economic Interest	Voting Interest
Catherine L. Hughes (1)(2)(3)(4)(6)	44,862	7.29%	85,154	29.75%	112,456	54.99%	602,498	17.66%	18.70%	25.78%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	93,377	15.18%	201,031	70.25%	92,046	45.01%	1,484,143	43.50%	41.41%	60.51%
Peter D. Thompson (7)	—	—%	—	—%	—	—%	51,484	1.51%	1.14%	—%
Karen Wishart (8)	—	—%	—	—%	—	—%	12,386	*	*	—%
Terry L. Jones	—	—%	—	—%	—	—%	33,688	*	*	—%
Brian W. McNeill	—	—%	—	—%	—	—%	7,936	*	*	—%
D. Geoffrey Armstrong	1,000	*	—	—%	—	—%	23,878	*	*	*
B. Doyle Mitchell, Jr.	—	—%	—	—%	—	—%	6,223	*	*	—%
Kristopher Simpson (9)	—	—%	—	—%	—	—%	4,283	*	*	—%
Zazove	75,269	12.24%	—	—%	—	—%	—	—%	1.67%	2.16%
Gene Peretti	—	—%	—	—%	—	—%	53,036	1.55%	1.17%	—%
Blackrock	48,064	7.82%	—	—%	—	—%	—	—%	1.06%	1.38%
Citadel Securities	57,970	9.43%	—	—%	—	—%	—	—%	—%	—%
All Directors and Named Executives as a group (9 persons)	139,239	22.64%	286,184	100.00%	204,502	100.00%	2,226,519	65.26%	63.23%	86.32%
_________________________________
*Less than 1%.
(1)Includes 3,121 shares of Class A common stock and 6,300 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”). The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.

(2)The 24,737 shares of Class A common stock, 85,154 shares of Class B common stock and 312,013 shares of Class D common stock are held by the Hughes Revocable Trust. In addition, 112,456 shares of Class C common stock and 52,040 shares of Class D common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Urban One’s directors.

(4)As of April 13, 2026, the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 60.11% and 86.29%, respectively.

(5)The 60,531 shares of Class A common stock, 201,031 shares of Class B common stock, and 842,113 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, 92,046 shares of Class C common stock and 33,881 shares of Class D common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)Ms. Hughes’ total includes 123,074 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 205,122 shares of Class D common stock obtainable upon the exercise of stock options.

(7)Includes 37,409 shares of Class D common stock obtainable upon the exercise of stock options.

(8)Includes 8,258 shares of Class D common stock obtainable upon the exercise of stock options.

(9)Includes 4,283 shares of Class D common stock obtainable upon the exercise of stock options.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Urban One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities. Solely on the basis of reports and representations submitted by Urban One’s directors, executive officers, and greater than ten percent owners, we believe that information contained in all required Section 16(a) filings for the fiscal year ended December 31, 2025, was timely made available.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Philosophy
The overall objective of our compensation to our executives is to attract, motivate, retain, and reward the top-quality management that we need to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company. To achieve this, we aim to provide a performance-based compensation package that is competitive in the markets and industries in which we compete for talent, provides rewards for achieving financial, operational, and strategic performance goals, and aligns executives’ financial interests with those of our stockholders.
We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation. We face many aggressive and well-financed competitors. In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments. We use our executive compensation program to help us achieve this objective. Part of the compensation package is designed to enable us to assemble and retain a group of executives who have the collective and individual abilities necessary to run our business to meet these challenges. Other parts are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment. At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.
Process
Our compensation committee meets periodically throughout the year. In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings. In establishing the compensation levels for the Company’s executive officers, the compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, and an evaluation of the Company’s financial and operational performance. We review the compensation paid to executives at other comparable media companies as a reference point for determining the competitiveness of our executive compensation. Our peer group of Radio Broadcasting companies includes Cox Radio, Inc., Audacy Communications Corp., Cumulus Media, Inc. and Saga Communications Inc. In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity like ours. The compensation committee does not attempt to set each compensation element for any executive within a particular range related to the levels provided by peers. Instead, the compensation committee uses market comparison as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership, and growth potential.
Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the executive officers and the appropriateness of additional long-term incentive compensation. The compensation committee has retained and actively consults with a benefits consulting firm to assist with setting compensation for our executives.
Principal Components of Executive Compensation
We seek to achieve our compensation philosophy through three key compensation elements:
•base salary;
•a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock units, shares of stock or a combination of these; and
•grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock units, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk,” namely, the annual bonus and the value of stock options and restricted stock units. Stock options and/or restricted stock units relate a sizable portion of each executive’s long-term remuneration directly to the stock price appreciation realized by our stockholders.
The compensation committee may award stock options or grant restricted stock to any executive officer or other eligible participants under the Plan, on its own initiative or at the recommendation of management. In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date for grants approved by the compensation committee to executive officers (other than a companywide grants) is the next monthly grant date immediately following the meeting of the compensation committee. Monthly grant dates are the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day. However, it is also our practice in granting options to executive officers to wait for the release of any material non-public information and settlement of that information in the marketplace.
Reverse Stock Split

On February 21, 2025, our Board of Directors authorized a reverse stock split across all classes of the Company’s outstanding common stock. The Board’s authorization was subject to the approval of the Company's stockholders, which was obtained on June 18, 2025. On January 16, 2026, the Company announced that its Board of Directors has approved a reverse stock split of all classes of its common stock, including its publicly traded shares of Class A Common Stock and Class D Common Stock, at a ratio of 1-for-10. The reverse stock split was conducted to regain compliance with the $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market (“Nasdaq”) with respect shares of the Company’s Class D Common Stock.

On January 16, 2026, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of all classes of the Company’s Common Stock (A, B, C and D), including its publicly traded Class A Common Stock and Class D Common Stock (the “Reverse Stock Split”), which became effective as of 11:59 p.m. Eastern Time on January 22, 2026 (“the Effective Date”). No fractional shares were issued in connection with the Reverse Stock Split. Instead, in lieu of any fractional shares, the Company paid cash for each holder’s fractional shares in an amount equal to the closing sales price of the Company’s Class A Common Stock or Class D Common Stock, respectively, as reported on Nasdaq on the Effective Date.

Unless noted, all shares of Common Stock, including stock options, and restricted stock units, as well as all exercise prices, conversion prices and per share information have been retroactively adjusted to reflect the Reverse Stock Split, as if the split occurred at the beginning of the earliest period presented in this Proxy Statement.

Employment Agreements
Employment Agreement of the President and CEO
President and Chief Executive Officer. Mr. Liggins serves as the President and Chief Executive Officer of the Company and its wholly-owned subsidiaries. Mr. Liggins’ employment under his employment agreement commenced as of January 1, 2022, until December 31, 2024. Thereafter, the term of the agreement is automatically extended for additional one (1) year periods, unless either party provides written notice of its/his intention not to renew to the other party at least sixty (60) days before the expiration of the initial term or any renewal term of this Agreement, as applicable. Mr. Liggins is entitled to a base salary payable at the annualized rate of $1,250,000 per year and is eligible for an annual bonus. Mr. Liggins’ annual target bonus opportunity is equal to 100% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Liggins is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Liggins actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Liggins achieves superior performance goals as determined by the Company’s Chief Executive Officer and Compensation Committee, then Mr. Liggins is eligible to receive an Annual Bonus up to 175% of base compensation. In connection with his employment agreement, Mr. Liggins was also awarded 46,875 restricted shares of the Company’s Class A common stock and stock options to purchase 15,625 Class D shares (with pricing that occurred on September 27, 2022), all which vested on January 6, 2025, as a completion bonus. Mr. Liggins received annual Class D stock awards with an annual value of approximately One Million Four Hundred Twenty-Three Thousand and Eight Hundred and Twenty-Eight Dollars ($1,423,828) and annual stock option award with an annual value of approximately Four Hundred Seventy-Four Thousand Six Hundred and Ten Dollars ($474,610). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively. Finally, Mr. Liggins remains eligible for the TV One Award included in his prior employment agreement. As a part of its 2025 Refinancing, the terms of the Employment Agreement were amended to limit his total cash compensation (the “Cash Compensation Limits”). The Cash Compensation Limits do not apply and are not operative for any fiscal year in which the Company’s leverage ratio (as defined in the indenture governing the Company’s First Lien Notes) as of December 31 of such fiscal year is less than 4.75:1.00. The Cash Compensation Limits also do not limit any compensation paid to Mr. Liggins in the form of common stock. Finally, the Cash Compensation Limits terminate once certain original noteholders and their respective affiliates no longer own any of the First Lien Notes.

Employment Agreement of the CFO
Chief Financial Officer. Under the terms of his employment agreement, Mr. Thompson is employed as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly owned subsidiaries commencing as of January 1, 2022, until January 6, 2025, unless earlier terminated pursuant to the terms of the agreement. Mr. Thompson is entitled to a base salary payable at the annualized rate of $650,000 per year and is eligible for an annual bonus. Mr. Thompson’s annual target bonus opportunity is equal to 75% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Thompson is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Thompson’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Thompson achieves superior performance goals as determined by Company’s Chief Executive Officer and Compensation Committee, then Mr. Thompson is eligible to receive an Annual Bonus up to 132% of his base compensation. Mr. Thompson also received a signing bonus of $250,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. Mr. Thompson was also awarded 1,500 restricted shares of the Company’s Class D common stock which vested on January 6, 2025, as a completion bonus. Finally, Mr. Thompson received annual Class D stock awards with an annual value of Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500) and annual stock option award with an annual value of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively. While Mr. Thompson's employment agreement expired on January 6, 2025, the parties continue to operate under the terms of the agreement until such time as the Company and Mr. Thompson execute a new employment agreement.
Principal terms of prior employment agreement or arrangement under which the Company and the Founder are operating as modified by the 2022 Terms of Employment
On September 27, 2022, the compensation committee approved the principal terms of employment under which the Founder is operating (the “2022 Terms of Employment”). The Founder thus operates under her prior employment agreement as modified by 2022 Terms of Employment. The terms of employment of the Founder are described below.
Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the Board of Directors and Secretary. Pursuant to the terms approved by the compensation committee, Ms. Hughes is entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for an annual bonus. Ms. Hughes’ annual target bonus opportunity will be equal to 50% of her base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Ms. Hughes is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Ms. Hughes’ actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Ms. Hughes achieves superior performance goals as determined by the Company’s Chief Executive Officer and compensation committee, then she is eligible to receive an Annual Bonus up to 87.5% of base compensation. Ms. Hughes was awarded 2,813 restricted shares of the Company’s Class A common stock and stock options to purchase 938 Class D shares (which were priced on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Finally, Ms. Hughes received annual Class D stock awards with an annual value of approximately Eight Hundred Fifty-Four Thousand Two Hundred and Ninety-Seven Dollars ($854,297) and annual stock option award with an annual value of approximately Two Hundred Eighty-Four Thousand Seven Hundred Sixty-Five Dollars ($284,765). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively.
Under her prior employment agreement under which the Company and Ms. Hughes currently operate, Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare, and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

Post-Termination and Change in Control Benefits
Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (i) her annual base salary and (ii) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (i) his annual base salary and (ii) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.
Under Ms. Hughes’ and Mr. Liggins’ employment agreements the terms “cause” and “good reason” are defined as follows:
“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence; (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence; (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives of the board; or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement, provided, that unless the board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the board within thirty (30) days of receipt of such written notice.
“Good Reason” shall be deemed to exist if, without the express written consent of the executive, (i) the executive’s rate of annual base salary is reduced, (ii) the executive suffers a substantial reduction in his title, duties or responsibilities, (iii) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (iv) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (v) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.
The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements for Ms. Hughes’ and Mr. Liggins’ filed with those certain Current Reports Form 8-K filed April 18, 2008, and April 9, 2024, respectively.
Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to six month’s base compensation, subject to all applicable federal, state, and local deductions. With regard to Mr. Thompson, the foregoing summary of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of his employment agreement filed with that certain Current Report on Form 8-K filed October 3, 2022.

Other Benefits and Perquisites
As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health, and other benefits to our employees. Our named executive officers participate in the same benefit plans as our other salaried employees. The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:
Deferred Compensation. We had a deferred compensation plan that allowed Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. The plan was terminated in 2017, and as such Ms. Hughes did not defer any of her compensation during the year ended December 31, 2024. The amount owed to her as deferred compensation for prior years is an unfunded and unsecured general obligation of our Company. Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Urban One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid. No named executive officer earns above-market or preferential earnings on non-qualified deferred compensation.
Other Perquisites. We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.
We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2024 Summary Compensation Table in the “All Other Compensation” column.
401(k) Plan
The Company has a defined contribution 401(k) savings and retirement plan. In the calendar year 2025, participants could contribute up to $23,500 of their gross compensation, subject to certain limitations. Employees aged 50 or older could make an additional catch-up contribution of in calendar year 2025 up to $8,000 of their gross compensation.
In the calendar year 2026, participants can contribute up to $24,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older can make an additional catch-up contribution of in calendar year 2025 up to $8,000 of their gross compensation. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.
Tax Deductibility of Executive Compensation

Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain limited conditions. The compensation committee believes that it is in our best interests to retain flexibility and discretion to make compensation awards to foster achievement of goals the Committee deems important to our success, including for example encouraging employee retention, rewarding achievement of non-quantifiable goals, and achieving progress with specific projects.
Our compensation committee may also take accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

EXECUTIVE COMPENSATION
The following table sets forth the total compensation for each of our named executive officers, for each of the three years in the period ended December 31, 2025:

Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards (2) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Catherine L. Hughes – Chairperson	2025	1,000,000	—	9,121	—	—	—	49,443	(3)	1,058,564
	2024	1,000,000	250,000	680,497	142,608	—	—	50,499	(3)	2,123,604
	2023	1,000,000	—	1,395,854	772,572	—	—	40,000	(3)	3,208,426

Alfred C. Liggins, III – CEO	2025	1,250,000	—	15,202	—	—	—	2,852,134	(4)	4,117,336
	2024	1,250,000	625,000	1,134,161	237,680	—	—	2,303,082	(4)	5,549,923
	2023	1,250,000	—	2,341,611	1,333,205	—	—	3,089,512	(4)	8,014,328

Peter D. Thompson – CFO	2025	650,000	—	3,818	—	—	—	—		653,818
	2024	650,000	243,750	341,468	2,438	—	—	—		1,237,656
	2023	650,000	250,000	722,792	431,932	—	—	—		2,054,724
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(1)Reflects discretionary bonuses.
(2)The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted. These values are based on assumptions described in Note 15 to the Company's audited consolidated financial statements included elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) filed March 20, 2026.
(3)All Other Compensation includes a company automobile provided to Ms. Hughes as well as financial services and administrative support for the years 2025, 2024, and 2023 in the amounts of $9,709, $9,954, and $7,015 and $39,734, $40,545, and $32,985, respectively.
(4)Mr. Liggins’ employment terms provide, among other things, that in recognition of Mr. Liggins’ contributions in founding TV One on our behalf, he is eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of the Company's aggregate investment in TV One. The Company's obligation to pay the award to Mr. Liggins was triggered during 2016 after its recovery of the aggregate amount of our pre-Comcast Buyout capital contribution in TV One, and only upon actual receipt of distributions of cash or marketable securities. An award in the amount of $2,695,134, $2,146,082, and $2,939,512 was paid in 2025, 2024, and 2023, respectively. In addition, for 2025, 2024, and 2023 the Company provided financial services and administrative support to Mr. Liggins in the amounts of $157,00, $157,000, and $150,000, respectively.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following Pay Versus Performance table (“PVP Table”) provides required information about compensation for our named executive officers and the company’s financial performance for each of the three years in the period ended December 31, 2025 (each of 2023, 2024 and 2025, a “Covered Year”). We are permitted to report as a “smaller reporting company” under SEC rules. Accordingly, we have not included a tabular list of financial performance measures, and the table below (i) only includes the requisite information for three years, and (ii) does not include information with respect to peer total stockholder return (“TSR”).

We refer to all the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, we believe you should consider:

•The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or last year’s Summary Compensation Table), without adjustment, calculated in the manner as required under SEC rules for such table;

•As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, we believe these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned for their service in the Covered Years, respectively. Instead, in accordance with the SEC’s PVP rules the amounts represent a combination of realized pay (primarily for cash amounts and equity that vested in the applicable Covered Year) and realizable or accrued pay as of the last day of the applicable Covered Year (primarily for equity awards that are unvested or vested but unexercised). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we may have presented before; and

•As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute TSR results and our generally accepted accounting principles (“GAAP”) net income results prepared in accordance (with the “External Measures”) during the Covered Years. In column (h) we also present information with respect to our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We present this measure as management believes Adjusted EBITDA provides useful information to management and investors by excluding certain income/(loss), expenses, gains, and losses that may not be indicative of the Company’s core operating and financial results. Adjusted EBITDA is a useful performance measure because certain items included in the calculation of net income/(loss) may either mask or exaggerate trends in the Company's ongoing operating performance measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all the identified adjustments. The reconciliation of Adjusted EBITDA to the comparable GAAP financial measure is set forth on Appendix B to this proxy statement. During 2024, the Company made an immaterial change to the definition of adjusted EBITDA by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.

Pay Versus Performance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)(2)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers (1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net (Loss) Income (in thousands)	Adjusted EBITDA (in thousands)
2025	$4,117,336	$4,183,213	$856,191	$892,367		$(146,879)	$56,657

2024	$5,549,923	$4,651,210	$1,680,630	$1,374,283		$(104,179)	$103,463

2023	$8,014,328	$5,905,763	$2,340,557	$1,747,654		$4,565	$130,991
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(1)Reflects the total compensation of our current President and CEO, Alfred C. Liggins, III, who is our PEO. Our non-PEO PVP NEOs (“Non-PEO NEOs”) were Catherine L. Hughes, our Chairperson, and Peter D. Thompson, our Chief Financial Officer, for each of the Covered Years. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown.
(2)For calendar year 2023 amounts were adjusted from similar disclosures found in the 2024 proxy statement to include the value (positive or negative) of previously omitted equity and options awards. The amounts reflected for each of the years 2023, 2024 and 2025 include all components of compensation, cash, bonus, equity and option awards.
(3)For each covered year, in determining both the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2025	2024	2023
For Mr. Liggins:
Total Compensation as reported in Summary Compensation Table (SCT)	$4,117,336	$5,549,923	$8,014,328
Deduction for Summary Compensation Table “Stock Awards” column value	(15,202)	(1,134,161)	(2,341,611)
Deduction for Summary Compensation Table “Option Awards” column value	—	(237,680)	(1,333,205)
Fair value of equity compensation granted in current fiscal year that are outstanding and unvested at end of current fiscal year	—	—	—
Fair value of equity compensation granted in current year that vested in the same year	—	1,898,253	1,898,626
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were vested at end of current fiscal year	81,079	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—	(1,425,125)	(332,375)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Dividends or other earnings paid on stock or option awards in the current fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	—	—	—
Compensation Actually Paid to CEO	$4,183,213	$4,651,210	$5,905,763

Item and Value Added (Deducted)	2025	2024	2023
For Non-PEO Named Executive Officers (Average):
Total Compensation as reported in Summary Compensation Table (SCT)	$856,191	$1,680,630	$2,340,557
Deduction for Summary Compensation Table “Stock Awards” column value	$(6,470)	$(510,983)	$(1,103,408)
Deduction for Compensation Table “Option Awards” column value	—	(72,523)	(267,150)
Fair value of equity compensation granted in current fiscal year that are outstanding and unvested at end of current fiscal year	—	—	—
Fair value of equity compensation granted in current year that vested in the same year		894,447	894,618
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were vested at end of current fiscal year	42,646	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—	(617,288)	(116,963)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Dividends or other earnings paid on stock or option awards in the current fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	—	—	—
Compensation Actually Paid to Non-PEO named executive officers	$892,367	$1,374,283	$1,747,654

(4)For each Covered Year, our total shareholder return (“TSR”) was calculated based on the yearly percentage change in our cumulative TSR on each of our Class A and Class D common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Stock Market on December 31, 2023 through and including the last day of the fiscal year covered (each one- or three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing Class A and Class D stock prices at the end versus the beginning of the Measurement Period, divided by (b) our closing Class A and Class D share prices at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2025, 2024, and 2023, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
	OPTION AWARDS											STOCK AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) exercisable						Number of Securities Underlying Unexercised Options (#) unexercisable			Option Exercise Price ($) (a)		Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)	Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)
	Class A	Granted	Vested	Class D(a)	Granted	Vested	Class D	Granted	Vested		Option Expiration Date	Class D	Granted	Date Award Vests	Class D	Class A	Granted	Date Award Vests	Class A

Catherine L. Hughes				19,983	08/07/2017	01/05/2018				19.00	08/07/2027	—			—
				21,094	01/05/2018	01/05/2019				18.00	01/05/2028	—			—	—			—
				17,497	07/05/2019	01/06/2020				21.70	07/05/2029	—			—	—			—
				18,984	06/05/2020	01/06/2021				20.00	06/05/2030	—			—	—			—
				10,170	09/27/2022	09/27/2022				42.30	09/27/2032	—			—	—			—
				10,127	02/06/2023	02/06/2023				51.50	02/06/2033	—			—	—			—
				15,842	01/05/2024	01/05/2024				37.10	01/05/2034	—			—	—			—
				9,375	09/27/2022	01/06/2025				42.30	09/27/2032

Alfred C. Liggins, III				33,306	08/07/2017	01/05/2018				19.00	08/07/2027	—			—
				35,156	01/05/2018	01/05/2019				18.00	01/05/2028	—			—	—			—
				291,619	07/05/2019	01/06/2020				21.70	07/05/2029	—			—	—			—
				31,641	06/05/2020	01/06/2021				20.00	06/05/2030	—			—	—			—
				16,950	09/27/2022	09/27/2022				42.30	09/27/2032	—			—	—			—
				16,879	02/06/2023	02/06/2023				51.50	02/06/2033	—			—	—			—
				26,404	01/05/2024	01/05/2024				37.10	01/05/2034	—			—	—			—
				15,625	09/27/2022	01/06/2025				43.20	09/27/2032	—			—	—			—

Peter D. Thompson				5,926	07/05/2019	01/06/2020				21.70	07/05/2029	—			—	—			—
				10,833	06/05/2020	01/06/2021				20.00	06/05/2030	—			—	—			—
				5,804	09/27/2022	09/27/2022				42.30	09/27/2032	—			—				—
				5,779	02/06/2023	02/06/2023				51.50	02/06/2033	—			—	—			—
				9,040	01/05/2024	01/05/2024				37.10	01/05/2034	—			—	—			—

(a) Share amount and option exercise price have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

Directors’ Fees
Pursuant to our director compensation policy in effect for the year ended December 31, 2025, our non-employee directors each received an annual retainer of $75,000 which is paid in equal installments on a quarterly basis and $75,000 of restricted stock units which vest over a two-year period. In addition, they receive $10,000 annually for being a member of a committee (the chairperson of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Under our policies, the grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.
2025 Director Compensation (1)

Name	Fees Earned or Paid in Cash $ (2)	Stock Awards $ (2)	Option Awards $ (1)(2)	Total $
Terry L. Jones	110,000	80,085	—	190,085

Brian W. McNeill	105,608	80,085	—	185,693

B. Doyle Mitchell, Jr.	85,000	80,085	—	165,085

D. Geoffrey Armstrong	104,592	80,085	—	184,677
(1) Share amount and share price have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
(2) The dollar amount recognized for financial accounting statement reporting purposes in 2025 in accordance with ASC 718.
On July 5, 2025, each non-employee director was awarded 12,356 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $6.07, the closing price of our Class D common stock on July 5, 2025 into $75,000.
On July 5, 2024, each non-employee director was awarded 5,357 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $14.0, the closing price of our Class D common stock on July 5, 2024 into $75,000.
On March 5, 2024, each non-employee director was awarded 903 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $27.7, the closing price of our Class D common stock on March 5, 2024 into $25,000.
On July 5, 2023, each non-employee director was awarded 842 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $59.4, the closing price of our Class D common stock on July 5, 2023 into $50,000.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2025, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our Urban One 2019 Equity and Performance Incentive Plan.

Plan category		Number of Securities to be Issued Upon Exercise of Outstanding Options(a)	Weighted Average Exercise Price of Outstanding Options(a)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In the First Column)
Equity compensation plans approved by security holders
Urban One 2019 Equity and Performance Incentive Plan
	Class A	—	—	200,000
Urban One 2019 Equity and Performance Incentive Plan
	Class D	590,085	25.90	315,424
Equity compensation plans not approved by security holders		—	—	—
Total		590,085	25.90	515,424
(a) Total number of share information and price have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

AUDIT COMMITTEE REPORT
This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Urban One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.
The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Urban One’s website located at https://urban1.com/urban-one-investor-relations/. The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management. The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with US GAAP.
The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Urban One’s management. As part of its oversight of Urban One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025, and quarterly operating results prior to their issuance.
The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As required due to the Company’s status as an non-accelerated filer for the year ended December 31, 2025, such discussion was held in connection with the filing of the Form 10-K for 2025. The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 1301, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Urban One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditor’s independence from Urban One and its management, including the matters in the written disclosures required by AS 1005, “Independence,” and the committee satisfied itself as to the independent registered public accounting firm’s independence.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our CEO and CFO, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on criteria established in “Internal Control – Integrated Framework” (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2025.
Management identified the following material weaknesses in internal controls over financial reporting as of December 31, 2025. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is reasonable possibility that a material misstatement of our consolidated annual or interim financial statements will not be prevented or detected on a timely basis.

•Control Environment, Information and Communication, and Monitoring – We did not design and maintain effective entity-level controls impacting the (1) control environment, (2) identification of control activities, and (3) monitoring activities to prevent or detect material misstatements to the consolidated financial statements and assess whether the components of internal control were present and functioning. We did not adequately communicate the relevant information, including objectives and responsibilities, necessary to support the functioning of internal control over financial reporting. We did not develop and perform sufficient ongoing evaluations to ascertain whether the components of internal control were present and functioning.

•Control Activities and Information and Communication - Management has determined that the Company did not have adequate selection and development of effective control activities resulting in the following material weaknesses:

◦We did not design and maintain effective internal controls over its financial statement close process. This includes an inadequate level of precision in management’s review during the financial statement close process, an inadequate evaluation and review of the accounting for significant and non-recurring transactions, ineffective design and operating effectiveness of controls to support proper segregation of duties related to the review of manual journal entries and an inadequate review as part of its reporting and disclosure process.

◦We did not design and maintain management review controls over transactions that require significant judgment. Specifically, controls are not designed to sufficiently evaluate the completeness and accuracy of data used in account analyses related to judgmental areas. Additionally, the Company’s management review controls are not operating effectively, as sufficient evidence was not maintained to demonstrate that reviews occurred with a sufficient level of precision to detect a material misstatement.
These material weaknesses resulted in immaterial errors primarily related to stock-based compensation and the Company’s investment in the operations of RVA Entertainment Holdings, LLC (“RVAEH”) and related income tax accounts, which resulted in the revision of the Company’s financial statements for the fiscal year ended December 31, 2022. The Company, in the process of correcting these immaterial errors, recorded other immaterial adjustments previously identified during fiscal year 2022. The adjustments, in aggregate, impacted trade accounts receivable, net, accounts payable, other long-term liabilities, and accumulated deficit in the consolidated balance sheets and selling, general and administrative expenses, and related tax effect in the consolidated statements of operations. Also, these material weaknesses resulted in immaterial errors to the Company’s annual year ended December 31, 2025 annual financial statements, primarily related to selling, general and administrative expenses and accrued liabilities. Additionally, the material weaknesses could result in a misstatement of substantially all account balances or disclosures that would result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected.
•IT General Control Activities – We did not design information technology (“IT”) general controls in the areas of user access, program change management, and IT operations for certain information technology systems that support the Company’s internal control over financial reporting. Specifically, we did not design and maintain (1) user access controls that adequately restrict privileged and end-user access to certain financial applications, system infrastructure including intrusion detection and incident response capability, programs, and data to appropriate company personnel, including consideration of segregation of incompatible duties; (2) change management controls for certain financial applications and related system infrastructure to provide reasonable assurance that IT program and data changes are authorized, sufficiently tested, approved, and implemented appropriately; and (3) IT operations controls for certain financial applications to monitor that scheduled financial programs have run and were operating as intended and data backup recovery are monitored.

These IT deficiencies did not result in a material misstatement to the financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute material weaknesses.

Remediation plan related to the material weaknesses in internal control over financial reporting
In response to the material weaknesses identified, management has made significant progress to remediate the control deficiencies contributing to the material weaknesses. Management is committed to the planning and implementation of remediation efforts to address the material weaknesses. These remediation efforts, summarized below, which have been implemented, or are in the process of implementation, are intended to both address the identified material weakness and to enhance our overall control environment. Our initiatives include the following:
•To address the material weakness in the control environment, information and communication, and monitoring, management continues to enhance entity-level controls by improving policies, enhancing the organizational structure, and engaging external expertise to strengthen internal control over financial reporting. Specifically, we:
◦Expanded the accounting department by hiring senior leaders with expertise in U.S. GAAP, SEC reporting, public company SOX and associated internal controls. We also hired additional IT personnel with relevant expertise to support and oversee the execution of IT General Controls.
◦Continued to assess personnel needs and will continue efforts to hire and retain additional qualified staff, as necessary.
◦Conducted a financial risk assessment, engaging external resources to implement a controls evaluation strategy to establish a robust financial controls governance structure.
◦Engaged expert SOX consultants to assist in the coordination, development, and testing of our control environment and material weakness remediation efforts.
•Management continues to take several measures to address material weaknesses in IT general controls, including:
◦Enhancing and standardizing policies and procedures to support consistent application of controls IT processes.
◦Redesigning access controls and enforcing segregation of duties for certain key financial applications.
◦Enhancing IT change management controls, including monitoring of changes, for relevant financial applications and related system infrastructure.
◦Developing IT operations controls to monitor that scheduled financial programs are operating as intended.
◦Assessing the design of enhanced IT General Controls and initiated ongoing monitoring activities to address deficiencies.
•We have and continue to prioritize efforts to strengthen the controls related to the identified material weaknesses related to control activities and information and communication. Progress toward remediation includes:
◦Enhancing controls over the financial statement close process:
▪Developing formal documentation and communication of accounting policies, journal entry approval policies, management review checklists, and procedures to support the financial statement close process.
▪Conducting trainings with control owners on executing enhanced controls, focusing on evidencing key control procedures, precision of review, review documentation and validation of the completeness and accuracy of data used in analyses.
▪Improving documentation of the completeness and accuracy of source data, and timeliness of account reconciliations; and
▪Redesigning of the financial statement close process and controls by enhancing the review of account reconciliations, consolidated financial statements, and disclosures, and implementing financial reporting software to enhance automation and workflows.

▪Assessing the design of related business processes and initiate ongoing monitoring activities to address deficiencies.
▪Implementing the general ledger of a cloud-based ERP system, which will help prevent and detect errors, enforce segregation of duties, and permit controls around the review of manual journal entries.
◦Improving management review controls over non-recurring transactions and significant judgments:
▪Strengthening and enhancement of the precision of review of non-recurring transactions and significant estimates through improved communication, technical analysis, and expert consultation.
▪Establishment of oversight controls for non-recurring transactions and judgmental areas to ensure accuracy and completeness of data used in analysis and disclosures.
We will not be able to fully remediate these material weaknesses until all of these steps have been completed and have been operating effectively for a sufficient period of time. The actions that we are taking are subject to ongoing senior management review, as well as oversight by the audit committee of our Board of Directors. Additionally, we may also conclude that additional measures may be required to remediate the material weaknesses. We will continue to monitor the design and effectiveness of these and other processes, procedures, and controls and make any further changes management deems appropriate.
There were no changes in our internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f), that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting during the year ended December 31, 2025.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Urban One’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairperson
Brian W. McNeill,
Terry L. Jones
B. Doyle Mitchell, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all transactions and relationships in which Urban One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, our code of ethics requires our directors, executive officers, and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest. Once a related person transaction has been identified, the Board of Directors may appoint a special committee of the Board of Directors to review and, if appropriate, approve such transaction. The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate. As required under the SEC rules, we disclose related party transactions that are directly or indirectly material to us or a related person.

Reach Media operated the Tom Joyner Foundation’s Fantastic Voyage® (the “Fantastic Voyage®”), an annual fund-raising event, on behalf of the Tom Joyner Foundation, Inc. (the “Foundation”), a 501(c)(3) entity. The 2024 Fantastic Voyage® agreement provided Reach Media all necessary operations of the cruise, and that Reach Media was reimbursed its expenditures and received a fee based on performance. Tom Joyner is a minority interest owner of Reach Media.

Effective August 12, 2024, Reach Media and the Foundation entered into a new agreement regarding the Fantastic Voyage (the “FV Revised Agreement”). The 2025 Fantastic Voyage operated under the FV Revised Agreement, which provides distribution of net operating income in the following order until the funds are depleted: up to $0.3 million to the Foundation, up to a $2.0 million performance fee to Reach Media, with any remaining net operating income split between the Foundation and Reach Media at 10.0% and 90.0%, respectively. Regardless of the net operating income, the Foundation is guaranteed a distribution of at least $0.3 million. The Foundation’s remittances to Reach Media under the agreement are limited to its Fantastic Voyage® related cash collections. Reach Media bears the risk should the Fantastic Voyage® sustain a loss and bears all credit risk associated with the related passenger cruise package sales. The FV Revised Agreement expired in 2025 and has not been renewed.

The Foundation owed Reach Media an immaterial amount as of December 31, 2025. The Foundation owed Reach Media approximately $1.0 million as of December 31, 2024.

The Fantastic Voyage was operated in October 2025 and May 2024. For the year ended December 31, 2025, the revenues, expenses, and operating income were approximately $7.7 million, $7.3 million, and $0.4 million, respectively, compared to the year ended December 31, 2024, for which they were approximately $9.5 million, $8.2 million, and $1.3 million, respectively.

PROPOSAL 3 — ADOPTION OF THE 2026 EQUITY AND PERFORMANCE INCENTIVE PLAN

Introduction

On April 27th, 2026, the compensation committee of board of directors adopted, subject to stockholder approval, a new equity and other incentive plan called the Urban One2026 Equity and Performance Incentive Plan (the “2026 Incentive Plan”). In this proposal, the Company is asking its stockholders to approve the 2026 Incentive Plan.

The 2026 Incentive Plan is intended to be a successor to the Urban One, Inc. 2019 Second Amended and Restated Equity and Performance Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan expires by its terms on April 10, 2029. Following the date that the 2026 Incentive Plan is approved, no further awards of any kind will be granted pursuant to the 2019 Equity Plan, although outstanding stock options and restricted stock awards under the 2019 Equity Plan will remain outstanding pursuant to the terms of that plan.

Description of the 2026 Equity and Other Incentive Plan

A copy of the 2026 Incentive Plan is attached to this Proxy Statement as Exhibit A, and a summary of the 2026 Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the 2026 Incentive Plan.

The Company intends to register the Class A and Class D Common stock shares available for issuance under the 2026 Incentive Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving stockholder approval.

Summary of the 2026 Incentive Plan

Purpose of the 2026 Incentive Plan. The 2026 Incentive Plan is intended as an incentive to attract, motivate, and retain employees and directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

Administration of the 2026 Incentive Plan. The 2026 Incentive Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors.” In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the 2026 Incentive Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the 2026 Incentive Plan will be administered by the Board, except to the extent such Board action would have adverse consequences under Section 16(b) of the Securities Exchange Act.

Subject to the other provisions of the 2026 Incentive Plan, the Compensation Committee will have the authority, in its sole and absolute discretion: (i) to grant cash-based awards, non-qualified stock options, incentive stock options, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the 2026 Incentive Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the 2026 Incentive Plan.

Eligibility. The people eligible for participation in the 2026 Incentive Plan as recipients of Awards include employees and non-employee directors to the Company or any subsidiary or affiliate of the Company.

Shares Subject to the 2026 Incentive Plan. Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Awards granted under the 2026 Incentive Plan are 1,000,000 shares of Class A Common Stock and 1,000,000 shares of Class D Common Stock plus any shares not subject to outstanding awards under any prior plan as of the Effective Date and any shares subject to outstanding awards under any prior plan as of the Effective Date that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Class A Common Stock or Class D Common Stock). There are 200,000 shares of Class A Common Stock and 300,000 shares of Class D Common Stock available under the 2019 Plan and, therefore, the total and aggregate number of shares subject to the 2026 Incentive Plan are 1,200,000 shares of Class A Common Stock and 1,300,000 shares of Class D Common Stock.

In the event of certain corporate events or transactions (including, but not limited to, the sale of all, or substantially all, of the assets of the Company or a change in the shares of the Company or the capitalization of the Company), the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant's rights under the 2026 Incentive Plan, shall substitute or adjust, as applicable, the number and kind of shares of Class D Common Stock that may be issued under the 2026 Incentive Plan or under particular forms of Awards, the number and kind of shares of Class D Common Stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options. An option granted under the 2026 Incentive Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Class A Common Stock or Class D Common Stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of Class A Common Stock or Class D Common Stock, respectively, to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the 2026 Incentive Plan. The purchase price of each share of Class A Common Stock or Class D Common Stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Class A Common Stock or Class D Common Stock on the date the option is granted, provided, however, that an option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with an option price less than the fair market value of the underlying shares on the date of grant if necessary to utilize a locally available tax advantage. No option shall be exercisable later than the tenth anniversary date of its grant, provided, that for options granted to participants outside the United States who are non-U.S. taxpayers, the Compensation Committee has the authority to grant options that have a term greater than ten years.

Restricted Stock and Restricted Stock Units. Shares of restricted stock and/or restricted stock units may be granted under the 2026 Incentive Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2026 Incentive Plan, as the Compensation Committee deems desirable. Unless otherwise determined by the Compensation Committee and set forth in an award agreement, to the extent permitted or required by law, as determined by the Compensation Committee, participants holding shares of restricted stock granted under the 2026 Incentive Plan may be granted the right to exercise full voting rights with respect to the underlying shares during the period of restriction. Participants will not have voting rights with respect to restricted stock units granted under the 2026 Incentive Plan. The Compensation Committee will determine whether dividends or dividend equivalents will be provided in respect of restricted stock or restricted stock units but in no event will dividends or dividend equivalents be paid currently with respect to unvested awards.

Performance Units/Performance Shares. Subject to the terms and provisions of the 2026 Incentive Plan, the Compensation Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Compensation Committee shall determine. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Class A Common Stock or D Common Stock on the date of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant. In no event will dividends or dividend equivalents be paid currently with respect to unvested performance units or performance shares.

Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of the 2026 Incentive Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the 2026 Incentive Plan (including the grant of unrestricted shares of Class A Common Stock or D Common Stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such Awards may involve the transfer of actual shares of Class A Common Stock or D Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Class A Common Stock or D Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of shares of Class A Common Stock or D Common Stock or units based on shares of Class A Common Stock or D Common Stock, as determined by the Compensation Committee.

Restrictions on Transferability. The Awards granted under the 2026 Incentive Plan are not transferable and may be exercised solely by a participant or his or her authorized representative during his or her lifetime or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution or his or her designation of beneficiary or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the 2026 Incentive Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control. The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock, restricted stock units, performance shares, performance units, cash-based awards, other stock awards, in the event of a Change in Control of the Company.

Termination of the 2026 Incentive Plan. Unless sooner terminated as provided therein, the 2026 Incentive Plan shall terminate ten years from the date the 2026 Incentive Plan is approved by stockholders. The termination of the 2026 Incentive Plan shall not adversely affect any Awards granted prior to the 2026 Incentive Plan termination.

Amendments to the 2026 Incentive Plan. The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the 2026 Incentive Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company's stockholders, options issued under the 2026 Incentive Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the 2026 Incentive Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; and except where required by tax law, without the prior written consent of the participant, no modification shall adversely affect an Award under the 2026 Incentive Plan. The Compensation Committee cannot issue any Awards while the 2026 Incentive Plan is suspended.

Options. An option granted under the 2026 Incentive Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Class A Common Stock or Class D Common Stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of Class A Common Stock or Class D Common Stock, respectively, to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the 2026 Incentive Plan. The purchase price of each share of Class A Common Stock or Class D Common Stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Class A Common Stock or Class D Common Stock on the date the option is granted, provided, however, that an option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with an option price less than the fair market value of the underlying shares on the date of grant if necessary to utilize a locally available tax advantage. No option shall be exercisable later than the tenth anniversary date of its grant, provided, that for options granted to participants outside the United States who are non-U.S. taxpayers, the Compensation Committee has the authority to grant options that have a term greater than ten years.

Restricted Stock and Restricted Stock Units. Shares of restricted stock and/or restricted stock units may be granted under the 2026 Incentive Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2026 Incentive Plan, as the Compensation Committee deems desirable. Unless otherwise determined by the Compensation Committee and set forth in an award agreement, to the extent permitted or required by law, as determined by the Compensation Committee, participants holding shares of restricted stock granted under the 2026 Incentive Plan may be granted the right to exercise full voting rights with respect to the underlying shares during the period of restriction. Participants will not have voting rights with respect to restricted stock units granted under the 2026 Incentive Plan. The Compensation Committee will determine whether dividends or dividend equivalents will be provided in respect of restricted stock or restricted stock units but in no event will dividends or dividend equivalents be paid currently with respect to unvested awards.

Performance Units/Performance Shares. Subject to the terms and provisions of the 2026 Incentive Plan, the Compensation Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Compensation Committee shall determine. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Class A Common Stock or D Common Stock on the date of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant. In no event will dividends or dividend equivalents be paid currently with respect to unvested performance units or performance shares.

Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of the 2026 Incentive Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the 2026 Incentive Plan (including the grant of unrestricted shares of Class A Common Stock or D Common Stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such Awards may involve the transfer of actual shares of Class A Common Stock or D Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Class A Common Stock or D Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of shares of Class A Common Stock or D Common Stock or units based on shares of Class A Common Stock or D Common Stock, as determined by the Compensation Committee.

Restrictions on Transferability. The Awards granted under the 2026 Incentive Plan are not transferable and may be exercised solely by a participant or his or her authorized representative during his or her lifetime or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution or his or her designation of beneficiary or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the 2026 Incentive Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control. The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock, restricted stock units, performance shares, performance units, cash-based awards, other stock awards, in the event of a Change in Control of the Company.

Termination of the 2026 Incentive Plan. Unless sooner terminated as provided therein, the 2026 Incentive Plan shall terminate ten years from the date the 2026 Incentive Plan is approved by stockholders. The termination of the 2026 Incentive Plan shall not adversely affect any Awards granted prior to the 2026 Incentive Plan termination.

Amendments to the 2026 Incentive Plan. The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the 2026 Incentive Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company's stockholders, options issued under the 2026 Incentive Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the 2026 Incentive Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; and except where required by tax law, without the prior written consent of the participant, no modification shall adversely affect an Award under the 2026 Incentive Plan. The Compensation Committee cannot issue any Awards while the 2026 Incentive Plan is suspended.

Federal Income Tax Consequences

Incentive Options. Options that are granted under the 2026 Incentive Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Class A Common Stock or D Common Stock on the exercise date and the exercise price will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of Class A Common Stock or D Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder's gain, if any, upon a subsequent disposition of such shares will be treated as a long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder's basis in the shares (which would equal the exercise price). If the option holder disposes of shares of Class A Common Stock or D Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder, who under the 2026 Incentive Plan must notify the Company of the disposition, may recognize both ordinary income and a capital gain in the year of disposition. The amount of ordinary income will be the lesser of (i) the amount realized on disposition less the option holder's adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be a long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder's disposition of the shares of Class A Common Stock or D Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Non-qualified Options. In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Class A Common Stock or D Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Class A Common Stock or D Common Stock is a long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Other Awards. A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed on the fair market value at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income. The 2026 Incentive Plan is designed so that all awards are either exempt from Section 409A of the Code or will satisfy Section 409A of the Code. The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2026 Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences for them of participating in the 2026 Incentive Plan.

Tax Consequences to Us. There will be no tax consequences for us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code. New Plan Benefits Awards under the 2026 Incentive Plan will be granted at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2026 Incentive Plan will depend on several factors, including the fair market value of the Company’s Class A Common Stock or D Common Stock on future dates, and Company performance, among other things. Consequently, it is not possible to determine the exact benefits or number of shares subject to Awards that may be granted in the future to people eligible for participation in the 2026 Incentive Plan.

Incentive Options. Options that are granted under the 2026 Incentive Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Class A Common Stock or D Common Stock on the exercise date and the exercise price will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of Class A Common Stock or D Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder's gain, if any, upon a subsequent disposition of such shares will be treated as a long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder's basis in the shares (which would equal the exercise price). If the option holder disposes of shares of Class A Common Stock or D Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder, who under the 2026 Incentive Plan must notify the Company of the disposition, may recognize both ordinary income and a capital gain in the year of disposition. The amount of ordinary income will be the lesser of (i) the amount realized on disposition less the option holder's adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be a long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder's disposition of the shares of Class A Common Stock or D Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Non-qualified Options. In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Class A Common Stock or D Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Class A Common Stock or D Common Stock is a long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Other Awards. A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed on the fair market value at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The 2026 Incentive Plan is designed so that all awards are either exempt from Section 409A of the Code or will satisfy Section 409A of the Code.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2026 Incentive Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences for them of participating in the 2026 Incentive Plan.

Tax Consequences to Us. There will be no tax consequences for us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

Awards under the 2026 Incentive Plan will be granted at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2026 Incentive Plan will depend on several factors, including the fair market value of the Company’s Class A Common Stock or D Common Stock on future dates, and Company performance, among other things. Consequently, it is not possible to determine the exact benefits or number of shares subject to Awards that may be granted in the future to people eligible for participation in the 2026 Incentive Plan.

On April 27, 2026, the closing price of the Class A common stock on the Nasdaq Capital Market was $5.53. On April 27, 2026, the closing price of the Class D common stock on the Nasdaq Capital Market was $4.89.

The affirmative vote of a majority of the votes cast by holders of shares of Class A common stock and Class B common stock will be necessary for the approval and adoption of the proposal for the ratification of the Urban One 2026 Equity and Other Incentive Plan.

The Board of Directors unanimously recommends that you vote “For” the
Approval of the Urban One 2026 Equity and Performance Incentive Plan.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our financial statements for the year ended December 31, 2025, have been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Board of Directors has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026.
Although not required by the by laws or other applicable laws, the Board of Directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the Board of Directors in appointing the firm of PricewaterhouseCoopers LLP to be the independent registered public accounting firm of Urban One for the year ending December 31, 2026, and to perform such other services as may be requested.

Whether the selection of PricewaterhouseCoopers LLP is ratified or not by our stockholders at the annual meeting, the Board of Directors in its discretion may select and appoint a different independent registered public accounting firm at any time. In all cases, the Board of Directors will make any determination as to the selection of Urban One’s independent registered public accounting firm in light of the best interests of Urban One and its stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The following table shows the fees paid by us for audit and other services provided by PricewaterhouseCoopers LLP and Ernst & Young, LLP during 2025 and 2024, respectively.

	Year Ended December 31,
	2025	2024
Audit and audit-related services fees (1)	$2,407,000	$4,310,000
Tax fees (2)	—	44,000
Other services (3)	96,700	—
TOTAL	$2,503,700	$4,354,000
_________________________________
(1)Audit fees, including reimbursable expenses, consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. Fees and amounts for 2025 were paid to PricewaterhouseCoopers LLP and for 2024 were paid to Ernst & Young, LLP.
(2)Tax fees consist of fees for tax compliance and consulting services.
(3)Other services fees consist of fees for finance and accounting research tool and a study provided by PricewaterhouseCoopers LLP, which was reviewed and approved by the Audit Committee.
Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Urban One by PricewaterhouseCoopers LLC. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the chairperson reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm
for the Year Ending December 31, 2026.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2027 annual meeting, we must receive it no later than December 31, 2026, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2027 annual meeting of stockholders. To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Urban One no later than December 31, 2026. Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.
OTHER BUSINESS
At this time, the Board of Directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Appendix A

URBAN ONE, INC.
2026 EQUITY AND PERFORMANCE INCENTIVE PLAN

ARTICLE 1.
ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. Urban One, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2026 Equity and Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. Upon stockholder approval of this Plan, the Plan will supersede the Urban One, Inc. 2019 Second Amended and Restated Equity and Performance Incentive Plan (the “Prior Plan”) with respect to future awards and no further awards will be granted under the Prior Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain employees and directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s approval of the Plan. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan. In the event of any inconsistency between the Plan and any Award, the terms of the Plan shall govern. In the event of any inconsistency between an employment agreement and an Award the terms of the employment agreement shall govern.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.4 “Board” or “Board of directors” means the Board of directors of the Company

2.5 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.6 “Change in Control” means a Change in Control as defined in Article 15.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more directors who are Nonemployee directors and “Outside directors” (as such term is defined in Section 162(m) of the Code).

2.9 “Company” means Urban One, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.10 “Director” means a member of the Board of directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.11 “Effective Date” has the meaning set forth in Section 1.1.

2.12 “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries. For purposes of Incentive Stock Options, the individual must be an employee under Code Section 3401 and the Regulations thereunder.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 “Evidence of Award” means an agreement (including within an employment agreement), certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

2.15 “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded on The NASDAQ Stock Market (if the Shares are so listed), or, if such date is not a trading day, the last prior day on which the Shares were so traded; or if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances, but in a manner consistent with the Section 409A Rules.

2.16 “Full Value Award” means an Award other than in the form of an Option, and which is settled by the issuance of Shares.

2.17 “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.18 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.19 “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.20 “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.21 “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.24 “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.25 “Performance Measures” means measures as described in Article 11 on which the performance goals are based, and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.26 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.27 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.28 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.29 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31 “Plan” means the Urban One, Inc. 2026 Equity and Performance Incentive Plan.

2.32 “Plan Year” means the Company’s fiscal year.

2.33 “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.34 “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.35 “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.36 “Share” means, at the sole discretion of the Committee with respect to any grant, either a share of (i) Class A common stock of the Company, $.01 par value per share or (ii) Class D common stock of the Company, $.01 par value per share.

2.37 “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

2.38 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity acquired by the Company or with which the Company or any Subsidiary or Affiliate thereof combine.

2.39 “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing Corporation ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of the Section 409A Rules, “Termination of Employment” shall mean a “separation from service” as defined under the Section 409A Rules.

ARTICLE 3.
ADMINISTRATION

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons, and shall be given the maximum deference permissible by law. The Committee may act without a meeting if all members consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Committee.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, correcting any defects, supplying any omissions or reconciling any inconsistencies in the Plan or any Award, in the manner and to the extent it shall deem feasible to carry out the purposes of the Plan and, subject to Article 16, adopting modifications and amendments to the Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short swing profit recovery rules of Section 16 of the Exchange Act, shall be deemed to be references to the Board.

3.3 Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Participants who are subject to Section 16 of the Act. Any person to whom the Committee delegates its authority pursuant to this Section 3(d) may receive Awards only if such Awards are granted directly by the Administrator without delegation. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have the authority under the charter applicable to the Committee and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder.

ARTICLE 4.
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 1,000,000 shares of Class A common stock of the Company, $.01 par value per share and 1,000,000 shares of Class D common stock of the Company, $.01 par value per share. In addition, any Shares not subject to outstanding awards under the Prior Plan as of the Effective Date and any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) shall be included in the Share Authorization. All of the Shares available for issuance under this Plan may be Incentive Stock Options. There are 200,000 shares of Class A Common Stock and 300,000 shares of Class D Common Stock available under the Prior Plan and, therefore, the total and aggregate number of shares subject to the Plan are 1,200,000 shares of Class A Common Stock and 1,300,000 shares of Class D Common Stock.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and any Shares so tendered shall again be available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or a combination thereof. Substitute Awards shall not alter the Shares available for issuance under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

ARTICLE 6.
OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Evidence of Award. Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award. The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that an Option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with an Option Price less than the Fair Market Value of the underlying Shares on the date of grant if necessary to utilize a locally available tax advantage.

6.4 Duration of Options. Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant. The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control. If the exercise period for an Option, other than its original terms, would expire when the Participant’s exercise would violate federal, state, local or foreign law, the Committee shall extend the exercise period until 30 days after the first date the exercise would no longer violate applicable law.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash (including check, bank draft or money order); (b) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise; (c) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (d) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of the relevant class of Shares on the date of exercise is equal to the aggregate exercise price payable with respect to the Option so exercised; (e) by any combination of the foregoing; or (f) in any additional manner the Committee approves.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following Termination of the Participant’s Employment with the Company, its Affiliates and Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options. Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or by designation of beneficiary or as otherwise required by law including qualified domestic relations order; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative. With respect to those Options, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10 Incentive Stock Option Limits. Incentive Stock Options may be granted only to Participants who are employees of the Company, or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Company, on the grant date. Any person who is not an Employee of an Incentive Stock Option qualifying corporation on the grant date of an Option to such person shall receive a Nonqualified Stock Option. The aggregate Fair Market Value (determined as of the grant date of the Incentive Stock Option) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Company)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options or Shares in excess of such limitation shall be deemed to be Nonqualified Stock Options. If an Option is treated as an Incentive Stock Option in part and a Nonqualified Stock Option in part by reason of the limitation set forth in this subsection, the Participant may designate which portion of such Option the Participant is exercising. In the absence of any such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, Shares issued pursuant to such Option shall be separately identified. Incentive Stock Options shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. To the extent that Incentive Stock Options are not exercised within the time required under the Code after the Participant’s termination of employment with the Company and its Affiliates, the Incentive Stock Options will automatically convert to Nonqualified Stock Options. The Participant may thereafter exercise the Nonqualified Stock Options for the period provided in the Award or the Plan.

6.11 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to Options.

ARTICLE 7.
RESERVED

ARTICLE 8.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

In the event that the vesting date occurs on a date which is not a trading day on the principal securities exchange on which the Shares are then traded, the Fair Market Value on the last prior trading date will be utilized for cost basis.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend as determined by the Committee in its sole discretion.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. In no event will dividends or dividend equivalents be paid currently with respect to unvested Awards of Restricted Stock or Restricted Stock Units.

8.7 Termination of Employment. To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following the Participant’s Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.
PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for the immediate vesting of Performance Shares or Performance Units, in whole or in part, in the event of a Change in Control.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to unvested Performance Units or Performance Shares.

9.6 Termination of Employment. To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/ or Performance Shares following the Participant’s Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or designation of beneficiary or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative.

ARTICLE 10.
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of immediate vest and unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for the immediate vesting of Cash-Based Awards or Other Stock-Based Awards, in whole or in part.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following the Participant’s Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or designation of beneficiary. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

10.7 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to Other Stock-Based Awards.

ARTICLE 11.
PERFORMANCE MEASURES

The Committee may from time to time establish and specify performance goals, if any, applicable to any Award. “Performance Measures” may include any of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) funds from operations; (j) appreciation in the fair market value of Company Stock; (k) total shareholder returns; (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (m) market share or ratings gains; and (n) bank covenant compliance (each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee). Performance Measures may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

ARTICLE 12.
BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13.
DEFERRALS

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 14.
RIGHTS OF PARTICIPANTS

14.1 Employment. Nothing in the Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract of any kind with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.
CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and/or Alfred C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company’s assets determined on a consolidated basis.

ARTICLE 16.
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

16.1 Amendment, Modification, Suspension, and Termination. Subject to Section 16.3 and 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Evidence of Award in whole or in part; provided, however, that (a) without the prior approval of the Company’s stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation; and (b) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except as required under Section 16.4 or otherwise under the tax laws.

16.4 Compliance with the Section 409A Rules. It is the intention of the Board that the Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 17.
WITHHOLDING

17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost) to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2 Share Withholding. With respect to withholding required upon the exercise of Options or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. With respect to withholding required upon the lapse of restrictions on Restricted Stock or upon the achievement of performance goals related to Performance Shares, Participants shall be required to satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost).

17.3 Section 83(b) Election. In any case which a Participant makes an election under Section 83(b) of the Code to include in gross income in the year of the transfer the amount specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing or notification requirements pursuant to regulations under Section 83(b) of the Code.

17.4 Disqualifying Disposition. If the Option granted to a Participant hereunder is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the grant date, or (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company of such disposition.

ARTICLE 18.
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.
GENERAL PROVISIONS

19.1 Forfeiture Events. The Committee may specify in an Evidence of Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/ or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

19.2 Prohibition Against Option Repricing. Except for reductions of the exercise price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted under the Plan.

19.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4 Legend. The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

19.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

19.6 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (i) obtaining any approvals from government agencies that the Company deems are necessary or advisable or (ii) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. For the avoidance of doubt, this Section is not intended to preclude the establishment by the Company of a grantor trust under Code Section 671. The Plan is not subject to ERISA.

19.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.12 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

19.13 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.14 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.15 Governing Law. The Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Evidence of Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Evidence of Award.

19.16 No Liability of the Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

19.17 No Representations on Covenants with Respect to Tax Qualification. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to the effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan and the Company will have no liability to a Participant or to any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to such Award. The Company shall be unconstrained in its corporate activities and may engage in such activities without regard to the potential negative impact on holders of Awards under the Plan.

19.18 No Obligation to Notify. Neither the Company nor the Committee shall have any duty or obligation to any holder of any Award to advise such holder as to the time or manner of exercising such Award. Furthermore, neither the Company nor the Committee shall have any duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor the Committee has any duty or obligation to minimize the tax consequences of an Award to the Option holder.

Appendix B: GAAP Net (Loss) Income to Adjusted EBITDA

	Years Ended December 31,
	2025	2024	2023

	(in thousands)

Net (loss) income attributable to common stockholders	$(146,869)	$(105,394)	$2,050
Add back/(deduct) certain Adjusted EBITDA items included in net loss:
Interest and investment income	(2,492)	(5,980)	(6,967)
Interest expense	38,806	48,571	56,196
(Benefit from) provision for income taxes	(16,010)	9,759	7,944
Depreciation and amortization	18,073	7,716	7,101
EBITDA	$(108,492)	$(45,328)	$66,324
Stock-based compensation	1,907	5,716	9,975
Gain on retirement of debt	(44,009)	(23,271)	(2,356)
Other expense (income), net	463	(896)	(96,084)
Loss from unconsolidated joint venture	—	411	5,131
Net (loss) income attributable to non-controlling interests	(10)	1,215	2,515
Corporate costs(a)	2,211	8,658	12,872
Litigation settlement costs(b)	3,078	—	—
Debt refinancing costs(c)	7,698	—	—
Employment Agreement Award and other compensation	—	—	169
Severance-related costs	1,753	2,712	669
Impairment of goodwill and intangible assets	191,816	151,755	129,278
Investment income from MGM National Harbor	—	—	(115)
Loss from ceased non-core business initiatives(d)	242	2,491	2,613
Adjusted EBITDA	$56,657	$103,463	$130,991

(a) Corporate costs include professional fees and other nonrecurring items related to the material weakness remediation efforts.
(b) Non-recurring litigation settlement costs include a $3.1 million charge related to the rate increase for royalties for historical period.
(c) Debt refinancing costs include third-party transaction costs related to the 10.500% First Lien Senior Secured Notes due 2030 and 7.625% Second Lien Senior Secured Notes due 2031.
(d) In 2024, we made an immaterial change to the definition of adjusted EBITDA by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.